UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2016, Freeport-McMoRan Inc. (“FCX”) negotiated a termination and settlement of Freeport-McMoRan Oil & Gas LLC’s (“FM O&G”) two drilling rig contracts with Noble Drilling (U.S.) LLC (“Noble”), a subsidiary of Noble Corporation plc. Under the settlement, FCX will provide Noble with $540 million in value over a 30-day period payable at FCX's option in cash, FCX's common stock ("shares"), or bonds issued by Noble or its affiliates with maturities through December 31, 2019, subject to a limit of $200 million of bonds. FCX also agreed to provide Noble with contingent payments of up to $75 million depending on the price of crude oil over the next 12-month period. As a result of the settlement, Noble has released FM O&G from $0.8 billion in payment obligations under the two drilling rig contracts. A copy of the Settlement and Termination Agreement dated as of May 10, 2016, by and among FCX, FM O&G and Noble is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Shares are registered under the Securities Act of 1933, as amended, pursuant to FCX’s shelf registration statement (File No. 333-206257) on Form S-3 (the “Registration Statement”), which was automatically effective upon filing with the Securities and Exchange Commission on August 10, 2015. A
copy of the opinion of Davis Polk & Wardwell LLP relating to the legality of the Shares is filed as Exhibit
5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the
Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller - Financial
Reporting (authorized signatory and
Principal Accounting Officer)

Date: May 12, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).

99.1	Settlement and Termination Agreement dated as of May 10, 2016, by and among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC and Noble Drilling (U.S.) LLC.